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                                                                       EXHIBIT 3

                                     BY-LAWS
                                       OF
                            INTEGRA BANK CORPORATION
                       (As Amended Through April 1, 2002)

                                   ARTICLE I

                                     Offices

      Section 1. Principal Office. The principal office of the corporation shall be at such place in the City of Evansville, Indiana, as may be designated from time to time by the Board of Directors.

      Section 2. Other Offices. The corporation shall also have offices at such other places without, as well as within, the State of Indiana, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Shareholders

      Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held at such time as may be designated by resolution of the Board of Directors, but not later than June 30th of each year.

      Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President, or a majority of the Board of Directors acting with or without a meeting, or by the holders of shares in accordance with the Articles of Incorporation.

      Section 3. Place of Meetings. Meetings of shareholders shall be held at the office of the corporation in the City of Evansville, Indiana, unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Indiana and causes the notice thereof to so state.

      Section 4. Notice of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting stating the date, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record (a) as of the day next preceding the date on which notice is given or (b) if a record date therefor is duly fixed, as of said date. Such notice shall be given not more than thirty (30) days, nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the corporation.
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      All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the corporation and notice so given shall be effective as to all the holders of record of such shares.

      Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the corporation as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.

      Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these By-Laws; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

      Section 6. Quorum. At any meeting, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum, except when a greater proportion is required by law, the Articles of Incorporation or these By-Laws.

      At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law or the Articles of Incorporation.

      At any meeting, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might be transacted at the meeting as originally notified or held.

      Section 7. Proxies. Any shareholder of record who is entitled to attend a shareholders' meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.

      No appointment of a proxy shall be valid after the expiration of eleven
(11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

      Section 8. Voting. At any meeting of shareholders, each shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws be entitled to one vote in person or by proxy for each share of the corporation registered in his name on the books of the corporation (1) on the date fixed by the Board of


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Directors as the record date of ownership, or (2) if no such record date shall have been fixed, then at the time of such meeting.

      Section 9. Business of Shareholder Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure shall include the date of the annual meeting specified in these By-Laws, if such By-Laws have been filed with the Securities and Exchange Commission and if the annual meeting is held on such date), notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day of following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of the corporation's capital stock which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 9. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been specified in the notice of meeting (or any supplement thereto) or otherwise properly brought before the meeting by or at the direction of the Board of Directors.

                                  ARTICLE III

                                    Directors

      Section 1. Number of Directors. The business of the corporation shall be managed by a Board of Directors consisting of twelve (12) Directors, which number may be increased or reduced by resolution adopted by not less than a majority of the Directors then in office; provided that the number may not be increased above fifteen (15) or reduced below five (5) and no reduction in number shall have the effect of shortening the term of any incumbent Director.


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Directors need not be shareholders of the Corporation. Except as otherwise provided by law, in the Articles of Incorporation or by these By-laws, the Directors of the Corporation shall be elected at the annual meeting of shareholders in each year by a plurality of the votes cast by shareholders entitled to vote in the election at the meeting, provided a quorum is present. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year.

      At each annual meeting of shareholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and each Director so elected shall hold office until such Director's successor is elected and qualified, or until his or her earlier resignation or removal. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned among the three classes so as to make all classes as nearly equal in number as possible. The term of a Director elected or selected to fill a vacancy shall expire at the end of the term for which such Director's predecessor was elected, or if the vacancy arises because of an increase in the size of the Board of Directors, at the end of the term specified at the time of election or selection.

      Section 2. Vacancies. Vacancies in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the remaining members of the Board of Directors, whether or not such remaining Directors constitute a quorum of the Board. A vacancy that will occur at a specific later date by reason of a resignation effective at a later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.

      Section 3. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholder's meeting at which Directors are elected, and notice of such meeting need not be given.

      The Board of Directors may, by By-Laws or resolution, provide for other meetings of the Board.

      Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, the President, or 25% or greater of the members of the Board of Directors. Not less than twenty-four (24) hours' notice shall be given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days afer its mailing. Notice of any meeting of the Board may be waived in writing at any time if the waiver is signed by the Director entitled to the notice and is filed with the minutes or corporate records. A Director's attendance at or participation in a meeting waives any required notice to the Director of the meeting, unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.


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      Meetings of the Board shall be held at the principal office of the corporation or at such other place, within or without the State of Indiana, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the corporation.

      Section 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

      Section 5. Action Without Meeting. Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting in a writing or writings signed by all the Directors, which writing or writings shall be filed with or entered upon the records of the corporation.

      Section 6. Compensation. The Directors, as such, shall not receive any salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to Directors for special services rendered.

      Section 7. Retirement. Members of the Board of Directors shall be required to retire from service on the Board of Directors at the end of the month in which he or she reaches the age of 70 years.

      Section 8. Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of Directors. However, any shareholder entitled to vote in the election of Directors at a meeting may nominate a Director only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an Annual Meeting of Shareholders, ninety (90) days in advance of the date in the current year, corresponding to the date of the previous year's annual meeting at which Directors were elected, and (b) with respect to an election to be held at a Special Meeting of Shareholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated, (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or person specified in the notice, (c) a description of all


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arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                   ARTICLE IV

                                   Committees

      Section 1. Joint Committees. To the extent desirable and except as prohibited by applicable law, any committee of the Board of Directors, including the committees described in this Article IV, may be a joint committee of the Board of Directors of the Company and the Board of Directors of the Company's depository institution subsidiary.

      Section 2. Executive Committee. There shall be an Executive Committee composed of not less than three (3) nor more than seven (7) members of the Board of Directors, appointed by the Board of Directors annually or more often. The Executive Committee shall perform the first step review of the Company's Strategic Plan, recommend to the full Board suitable nominees for service on the Board of Directors and, except when the Board of Directors is in session, exercise all such powers of the Board of Directors as the Board of Directors may lawfully delegate. It shall keep a record of its proceedings and the same shall be submitted to the Board of Directors at its next regular meeting. Any act done and any power of authority conferred by the Executive Committee from time to time shall be deemed to be, and may be certified as being, the act of the Board of Directors and the power or authority conferred by the Board of Directors.

      Section 3. ALCO and Finance Committee. There shall be an ALCO and Finance Committee composed of not less than three (3) nor more than seven (7) members of the Board of Directors, appointed by the Board of Directors annually or more often. The ALCO and Finance Committee shall review the performance of the Company and approve all policies of the Company with regard to ALCO, capital planning, dividend planning, budgeting and forecasting; recommend amendments to such policies; and exercise all powers of the Board of Directors regarding such matters that may be lawfully delegated to it. The ALCO and Finance Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

      Section 4. Credit Risk Committee. There shall be a Credit Risk Committee composed of not less than three (3) nor more than seven (7) members of the Board of Directors. The members of the Credit Risk Committee shall be appointed by the Board of Directors annually or more often. The Credit Risk Committee shall review and approve all policies of the Company with


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regard to loans and risk management, make amendments to such policies, and exercise all other powers of the Board of Directors that may lawfully be delegated to it regarding loans and risk management. The Credit Risk Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

      Section 5. Compensation Committee. There shall be a Compensation Committee composed of not less than three (3) members of the Board of Directors, each of whom is a non-employee director, appointed by the Board of Directors annually or more often. The Compensation Committee shall approve compensation payable to the Company's executive officers, approve the terms of any compensation-related agreements between the Company and any executive officer, and exercise all other powers of the Board of Directors that may lawfully be delegated to it regarding employee compensation. The Compensation Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

      Section 6. Audit Committee. There shall be an Audit Committee composed of not less than three (3) members of the Board of Directors, each of whom is an independent director within the meaning of the rules of the Nasdaq Stock Market applicable to National Market Issuers, and an outside director independent of management within the meaning of FDIC requirements, appointed by the Board of Directors annually or more often. The Audit Committee shall monitor the Company's auditing, accounting and financial reporting processes, and may also perform all duties required by the FDIC to be performed by the audit committee of the Company's subsidiary depository institution that the Board of Directors determines are appropriate to the size of the subsidiary and the complexity of its operations so long as such subsidiary meets the "holding company exception" to the FDIC's audit committee requirements, and shall exercise all other powers of the Board of Directors that may lawfully be delegated to it regarding such matters. The Audit Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

      Section 7. Other Committees. The Board of Directors may appoint, from time to time, from its own members, litigation and other special committees of one or more persons, for such purposes and with such powers as the Board of Directors may determine.

      However, a committee may not:

            (a) Authorize distribution of assets or dividends;

            (b) Approve action required to be approved by the Company's shareholders;

            (c) Fill vacancies on the Board of Directors or any of its committees;


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            (d) Amend the Articles of Incorporation;

            (e) Adopt, amend or repeal these By-Laws;

            (f) Approve a plan of merger not requiring shareholder approval; or

            (g) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

      Section 8. Committee Vacancies. The Board of Directors shall have the power to designate another Director to serve on any committee during the absence or inability to serve of any member of any committee.

                                   ARTICLE V

                                    Officers

      Section 1. General Provisions. The Board of Directors shall elect a Chairman of the Board of Directors, a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary, and a Treasurer. The Board of Directors may from time to time create such officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

      Section 2. Term of Office. The officers of the corporation shall hold office during the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.

      The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.

      A vacancy in any office, however created, shall be filled by the Board of Directors.

      Section 3. Compulsory Retirement of Executive Officers. "Executive Officer" of the corporation means a person who participates or has authority to participate (other than in the capacity of a Director) in major policymaking functions of the corporation. Such Executive Officers shall be designated by the Board of Directors on a yearly basis. All such Executive Officers shall retire no later than the end of the calendar month in which he/she attains sixty-five
(65) years of age; provided however that this mandatory retirement shall not be required if such compulsory retirement is in violation of any federal law regarding age discrimination in employment (Title 12, U.S. Code, Section 621, et. Seq.) or any other law or regulation. Upon


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affirmative vote of at least two-thirds (2/3rds) of the members of the Board of
Directors, the compulsory retirement of an Executive Officer may be waived on a year-to-year basis.

                                   ARTICLE VI

                               Duties of Officers

      Section 1. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors. The Chairman of the Board shall serve as Chief Executive Officer and shall have such other powers and duties as may be prescribed by the Board of Directors or prescribed by law.

      Section 2. President. The President if not the Chairman of the Board shall be the Chief Administrative Officer of the corporation, and in the absence of the Chairman of the Board, he shall preside at meetings of the shareholders and Board of Directors, and shall carry out the general executive powers conferred upon the Chairman. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature, and shall have all the powers and duties prescribed by law and such others as the Board of Directors may from time to time assign to him.

      Section 3. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these By-Laws or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the President. Any one or more of the Vice Presidents may be designated as an "Executive Vice President".

      Section 4. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes and other instruments executed by the corporation requiring his signature; give notice of meetings of shareholders and Directors; produce on request at each meeting of shareholders for the election of Directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or by the President.

      Section 5. Treasurer. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with the same as may from time to time be


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required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

      Section 6. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

      The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

      Section 7. Duties of Officers may be Delegated. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.

                                  ARTICLE VII

                          Stock and Stock Certificates

      Section 1. Stock Certificates. Issued shares of the corporation may be represented by certificates or be uncertificated as determined from time to time by the Board of Directors. Certificates for shares shall be in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President or by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation, which certificates shall certify the number and class of shares held by the shareholder in the corporation, but no certificate for shares shall be delivered until such shares are fully paid. When such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation may be facsimile, engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

      Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares shall be entered upon the records of the corporation until the previous certificate, if any, given for the same shall have been surrendered and cancelled.

      Section 2. Replacement of Lost, Destroyed, and Stolen Certificates.


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            (a) Where the holder of a share certificate claims that the certificate has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner so requests before the corporation has notice that the share has been acquired by a bona fide purchaser; and if the owner files with the corporation a sufficient indemnity bond; and if the owner satisfies any other reasonable requirements imposed by the Board of Directors.

            (b) Transfer of Certificated Shares Before Replacement. When a share certificate has been lost, apparently destroyed or wrongfully taken and the owner fails to notify the corporation of the fact within a reasonable time after he has notice of it, and the corporation registers a transfer of the share represented by the security before receiving such a notification, the owner is precluded from asserting against the corporation any claim for registering the transfer or any claim to a new security.

            (c) Transfer of Certificated Shares After Replacement. If, after the issue of a new certificate as a replacement for a lost, destroyed or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless registration would result in over-issue. In addition to any rights on the indemnity bond, the corporation may recover the new share certificate from the person to whom it was issued or any person taking under him except a bona fide purchaser.

      Section 3. Registered Shareholders. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the qualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                  ARTICLE VIII

                                   Fiscal Year

      The fiscal year of the corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                   ARTICLE IX

                                      Seal

      The Board of Directors may, in its discretion, provide a suitable seal containing the name of the corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the corporation.


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                                   ARTICLE X

                                   Amendments

      These By-Laws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the full Board of Directors.


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